CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           CARLISLE ENTERPRISES, INC.

     Pursuant to the provisions of Nevada Revised Statues, title 7. Chapter 78. the undersigned officers do hereby certify:

FIRST The name of the Corporation is CARLISLE ENTERPRISES. INC.

SECOND: The Board of Directors of the Corporation duly adopted the following resolutions on. April 15. 1997:

     RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that the name of the Corporation be changed, and that. in order to accomplish the same. Article I of the -Articles of Incorporation be amended to read as follows:

     "The name of the corporation is "Best Way. USA"

     FURTHER RESOLVED, that stockholder having voting power shall take action upon the proposed amendment by a consent in writing signed by them; and

     FURTHER RESOLVED. that in the event that the said stockholders shall adept the aforesaid proposed amendment by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendment and to cause the same to be riled pursuant to the provisions of Nevada Revised Statues. Title 7. Chapter 78.

THIRD: The total number of outstanding shares having voting power of the corporation is 800.000 and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 800.000.

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FOURTH:  The holders of all of the aforesaid total number of outstanding  shares having voting power, to wit, 800.000 shares. dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by all of them in accordance with the provisions of Nevada Revised Statues, Tide 7, Section 78.320

Signed on April 17, 1997

CARLISLE ENTERPRISES, INC.


/s/ Lynn Briggs
----------------------------------
By: Lynn Briggs, President

/s/  Jennifer McMinn
----------------------------------
By: Jennifer McMinn, Secretary


STATE OF CALIFORNIA    )
                       ) SS:
COUNTY OF LOS ANGELES  )

On April 17, 1997. personally appeared before me, a Notary Public, for the State and County aforesaid. Lynn Briggs as President of Carlisle Enterprises, Inc. and Jennifer McMinn as Secretary of Carlisle Enterprises. Inc. who acknowledged at they executed the above instrument.

[NOTARY SEAL]

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Notary Public